Exhibit 10.16

ZETA GLOBAL HOLDINGS CORP.

AMENDMENT TO THE AWARD AGREEMENT

Zeta Global Holdings Corp. (the “Company”) is contemplating an initial public offering (“IPO”) with respect to its shares of Class A common stock (“Common Stock”). Prior to March 12, 2021, you were granted restricted stock units (“Restricted Stock Units” or “RSUs”) pursuant to the Company’s 2017 Equity Incentive Plan (the “Plan”) and Award Agreement(s) thereunder (the “Agreement”).

The Company’s Board of Directors (the “Board”) approved this Amendment to the Agreement (the “Amendment”), pursuant to which the vesting schedule of your RSUs will be modified in connection with the IPO and as described in the Buy-Back Program memo to which this Amendment is attached. This Amendment will become effective as of the date upon which the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission relating to the IPO becomes effective (the “IPO Pricing Date”), subject to your continued employment or service with the Company or one of its subsidiaries through such date.

Effective as of the IPO Pricing Date, the Agreement is hereby amended such that 100% of the RSUs shall initially constitute “Unvested RSUs” (as defined in the Agreement), except as provided in clause (i) below. Subject to your continued employment or service with the Company or one of its subsidiaries through each applicable vesting date, and except as otherwise provided below, the RSUs shall become “Vested RSUs” as follows:

(i) [20%/15%/10%]1 of the RSUs shall become Vested RSUs on the IPO Pricing Date; and

(ii) The remaining RSUs will vest as to 6.25% of the remaining RSUs on each three-month anniversary following the one-year anniversary of the IPO Pricing Date.

Any fraction of a Restricted Stock Unit that would otherwise become a Vested RSU will be accumulated and will become a Vested RSU only when a whole Vested RSU has accumulated. No shares of Common Stock received from a Vested RSU may be sold until the one-year anniversary of the IPO Pricing Date, except pursuant to the Company’s Buy-Back Program on the IPO Pricing Date.

Notwithstanding the foregoing, in the event that, following the IPO Pricing Date, you are terminated by the Company without Cause (as defined below), a number of RSUs will vest such that you will be vested in a number of RSUs determined by multiplying (x) the total number of RSUs subject to the award by (y) a fraction, the numerator of which is the number of full calendar quarters elapsed since the original grant date of the RSUs and the denominator of which is 20.

Notwithstanding anything in the Plan or the Agreement to the contrary, “Cause” means (i) if you are a party to a written employment, severance or consulting agreement with the Company or any of its subsidiaries in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) your theft, dishonesty, gross negligence, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company documents or records; (B) your material failure to abide by the Company’s code of conduct or other policies

[1]

NOTE: Unless otherwise approved by the Board, 20% for participants with 4+ years of service, 15% for participants with 2-4 years of service, 10% for participants with less than 2 years of service as of the IPO Pricing Date.

(including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (C) your unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company (including, without limitation, your improper use or disclosure of the Company’s confidential or proprietary information); (D) any intentional act by you which has a material detrimental effect on the Company’s reputation or business; (E) your repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (F) any material breach by you of any employment or service agreement between you and the Company, which breach is not timely cured pursuant to the terms of such agreement; or (G) your conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs your ability to perform your duties with the Company.

The Agreement remains in full force and effect, except as modified by this Amendment. For the avoidance of doubt, this Amendment shall apply to all of your RSUs (except those granted on or after March 12, 2021).

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